UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2021

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 6000	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01    REGULATION FD DISCLOSURE
On March 1, 2021, Cardlytics, Inc. (the “Company”) issued a press release announcing the planned acquisition of DOSH Holdings, Inc., a personalized cash-back offers platform. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 and Exhibit 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.
ITEM 8.01    OTHER EVENTS
On February 26, 2021, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with DOSH Holdings, Inc., a Delaware corporation (“Dosh”), BSPEARS MERGER SUB I, INC., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub 1”), BSPEARS MERGER SUB II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub 2”), and certain other parties named therein. The Merger Agreement provides for Merger Sub 1 to merge with and into Dosh ( “Merger 1”), with Dosh surviving Merger 1 as a wholly owned subsidiary of the Company, immediately followed by the merger of Dosh with and into Merger Sub 2, with Merger Sub 2 surviving Merger 2 as a wholly owned subsidiary of the Company, subject to the terms and conditions set forth in the Merger Agreement.
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the closing, the Company is required to pay the former equityholders of Dosh (other than former holders of unvested options to purchase Dosh’s common stock) (collectively, the “Dosh Equityholders”) consideration of $275.0 million, consisting of, and subject to adjustment with respect to, the following: (A) an amount in cash equal to $150.0 million, subject to adjustments and subject to escrows; and (B) $125.0 million of shares of the Company’s common stock at an agreed-upon price of $136.33 per share. In addition, the Company will assume the unvested options held by the holders of unvested options to purchase Dosh’s common stock and issue up to $8.0 million in the Company’s performance stock units to certain key Dosh executives.
The Merger Agreement contains customary representations, warranties, covenants and indemnities of each of the Company and Dosh. During the period from the date of the Merger Agreement to the closing, the Company and Dosh have agreed to carry on their respective businesses in the ordinary course and consistent with past practices and have agreed to certain other operating covenants.
The closing of the Mergers is subject to the satisfaction or waiver of a number of customary closing conditions in the Merger Agreement, including, among others, the absence of certain governmental restraints and the absence of a material adverse effect on Dosh.
The Merger Agreement may be terminated prior to the closing date by mutual written agreement of the Company and Dosh. In addition, the Merger Agreement may be terminated by either the Company or Dosh in certain circumstances, including if the Acquisition has not been closed on or before May 31, 2021, or if the other party has materially breached any representation, warranty, covenant, obligation or agreement such that certain of the conditions to closing cannot be satisfied.
The Merger Agreement and the transactions contemplated in the Merger Agreement have been unanimously approved by the Company’s board of directors.
Forward-Looking Statements
This report includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. These statements include the Company’s expectations regarding the completion of the Merger. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the companies may differ materially from the future results, performance and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include the satisfaction of closing conditions of the Merger. Uncertainties regarding technical difficulties, issues that might arise in any particular business relationship and other risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021 and the Company’s other periodic reports that it files with the Securities and Exchange Commission from time to time. The statements made in this report are based on information available to the Company as of the date of this report and the Company undertakes no obligation to update any of the forward-looking statements after the date of this report.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits

Exhibit	Exhibit Description
99.1	Press release dated March 1, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	March 1, 2021	By:	/s/ Andrew Christiansen
Andrew Christiansen
Chief Financial Officer (Principal Financial and Accounting Officer)